Exhibit 99.1

Sight Sciences Reports First Quarter 2022 Financial Results

MENLO PARK, Calif., May 10, 2022 (GLOBE NEWSWIRE) -- Sight Sciences, Inc. (Nasdaq: SGHT), an eyecare technology company focused on creating innovative solutions intended to transform care and improve patients’ lives, today reported financial results for the quarter ended March 31, 2022.

Recent Business Highlights

•
Generated first quarter 2022 total revenue of $14.9 million, an increase of 72% compared to the prior year period
•
Increased the number of facilities ordering the OMNI® Surgical System from 760 in the fourth quarter of 2021 to 811 in the first quarter of 2022, and the installed base of TearCare® facilities from 562 on December 31, 2021 to 635 on March 31, 2022
•
Demonstrated continued excellence in Surgical Glaucoma account retention in the first quarter of 2022 with a developed customer retention rate of 99.7%
•
Expanded total gross margin to 80% in the first quarter 2022 versus 73% in the prior year period
•
Treated the first patient in the TRIDENT head to head, Standalone RCT which will evaluate the OMNI Surgical System and a trabecular bypass implant in pseudophakic eyes with open-angle glaucoma at over 20 sites in Europe

“We are pleased with our first quarter results which again demonstrated the underlying strength and stability of our OMNI business. We continue to enjoy substantial increases in trained surgeons and ordering facilities and, importantly, OMNI customer retention continues to be extraordinarily high,” said Paul Badawi, co-founder and Chief Executive Officer of Sight Sciences. “Looking forward, we are confident in our ability to continue to develop and penetrate the standalone MIGS market and optimize fair access for TearCare, while we advance our clinical programs and R&D initiatives to help additional glaucoma and dry eye patients.”

First Quarter 2022 Financial Results

Revenue for the first quarter of 2022 was $14.9 million, an increase of $6.2 million, or 72%, compared to the first quarter of 2021. Surgical Glaucoma revenue was $13.9 million, an increase of 70% compared to the prior year period. The growth was primarily driven by an increase in both the number of facilities ordering OMNI and utilization per ordering facility. Dry Eye revenue was $1.0 million, an increase of 104% from the previous year. The growth was primarily driven by increases in sales to both new and reordering TearCare customers.

Gross profit for the first quarter of 2022 was $11.8 million compared to $6.3 million for the first quarter of 2021. Gross margin for the first quarter of 2022 was 80%, as compared to 73% in the same period the prior year. The gross margin improvement was attributable mainly to OMNI manufacturing cost reductions resulting from transitioning production to high volume, lower cost contract manufacturers and increased revenues covering largely fixed allocated labor and manufacturing overhead.

Operating expenses were $34.0 million for the first quarter of 2022 compared to $18.0 million in the same period the prior year, representing an 89% increase. Operating expenses as a percentage of revenues increased from 208% in the first quarter of 2021 to 229% in the first quarter of 2022. The increase in operating expenses was primarily driven by additions to personnel and continued investment in R&D and SG&A to support the Company’s growth, including stock-based compensation of $3.0 million compared to $0.3 million in the prior year period.

Net loss was $23.3 million in the first quarter of 2022 ($0.49 per share), as compared to $12.2 million in the same prior year period ($1.29 per share).

Cash and cash equivalents totaled $238.6 million and total debt was $32.8 million as of March 31, 2022.

2022 Financial Guidance

Sight Sciences continues to project revenue for the full year 2022 to range from $67 million to $75 million, which represents growth of approximately 37% to 53% compared to 2021.

Conference Call
Sight Sciences’ management team will host a conference call today, May 10, 2022, beginning at 4:30 pm ET. Investors interested in listening to the call may do so by dialing 1-844-287-7410 for domestic callers or 1-914-800-3942 for international callers, five to ten minutes prior to the start time, using the passcode: 5193467. A live and recorded webcast of the call will be available on the “Investors” section of the Company’s website at https://investors.sightsciences.com/.

About Sight Sciences
Sight Sciences is an eyecare technology company focused on developing and commercializing innovative solutions intended to transform care and improve patients’ lives. Using minimally invasive or non-invasive approaches to target the underlying causes of the world’s most prevalent eye diseases, Sight Sciences seeks to create more effective treatment paradigms that enhance patient care and supplant conventional outdated approaches. The Company’s OMNI® Surgical System is a minimally invasive glaucoma surgery (MIGS) device indicated to reduce intraocular pressure in adult patients with primary open-angle glaucoma (POAG), the world’s leading cause of irreversible blindness. The Company’s TearCare® System is 510(k) cleared for the application of localized heat therapy in adult patients with evaporative dry eye disease due to meibomian gland dysfunction (MGD), enabling office-based clearance of gland obstructions by physicians to address the leading cause of dry eye disease.

For more information, visit www.sightsciences.com.

OMNI® and TearCare® are registered trademarks of Sight Sciences.

© 2022 Sight Sciences. All rights reserved.

Forward-Looking Statements
This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Any statements made in this press release or during the earnings call that are not statements of historical fact, including statements about our beliefs and expectations, are forward-looking statements and should be evaluated as such. Forward-looking statements include information concerning possible or assumed future results of operations, including descriptions of our business plan and strategies. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at such time. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, results of operations and financial condition and could cause actual results to differ materially from those expressed in the forward-looking statements. These statements are not guarantees of future performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions, and you should not place undue reliance on these forward-looking statements. These forward-looking statements include, but are not limited to, statements concerning the following: estimates of our total addressable market, future revenue, expenses, capital requirements, and our needs for additional financing; our ability to enter into and compete in new markets; execution of our market strategies; the impact of the COVID-19 pandemic on our business, our customers’ and suppliers’ businesses and the general economy; our ability to compete effectively with existing competitors and new market entrants; our ability to scale our infrastructure; our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers; our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement; potential effects of extensive government regulation; our abilities to obtain and maintain regulatory approvals and clearances for our products that support our revenue projections, business strategies and growth; our ability to successfully execute our clinical trial roadmap; our ability to obtain and maintain sufficient reimbursement for our products; our abilities to protect and scale our intellectual property portfolio; our ability to hire and retain key personnel; our ability to obtain financing in future offerings; the volatility of the trading price of our common stock; our expectation regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups Act (the “JOBS Act”); our ability to maintain proper and effective internal controls; and the other important factors discussed under the caption “Risk Factors” in our filings with the U.S. Securities and Exchange Commission, as may be updated from time to time in subsequent filings. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Media contact:
Shay Smith
Health+Commerce
707.971.9779
shay@healthandcommerce.com

Investor contact:
Philip Taylor
Gilmartin Group
415.937.5406
Investor.Relations@Sightsciences.com

SIGHT SCIENCES, INC.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$238,586	$260,687
Accounts receivable, net	9,949	8,709
Inventory, net	4,082	3,475
Prepaid expenses and other current assets	2,693	4,164
Total current assets	255,310	277,035
Property and equipment, net	1,714	1,454
Operating lease right-of-use assets	1,375	1,495
Other noncurrent assets	191	202
Total assets	$258,590	$280,186
Liabilities, redeemable convertible preferred stock, and Stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,074	$3,351
Accrued compensation	3,859	5,987
Accrued and other current liabilities	5,067	4,166
Total current liabilities	12,000	13,504
Long-term debt	32,817	32,656
Other noncurrent liabilities	1,862	1,919
Total liabilities	46,679	48,079
Commitments and contingencies (Note 6)
Redeemable convertible preferred stock:
Convertible preferred stock par value of $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Stockholders’ equity (deficit):
Preferred stock par value of $0.001 per share; 10,000,000 shares authorized; no shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Common stock par value of $0.001 per share; 200,000,000 shares authorized as of March 31, 2022 and December 31, 2021, respectively; 47,590,348 and 47,504,704 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	48	48
Additional paid-in-capital	388,127	385,060
Accumulated deficit	(176,264)	(153,001)
Total stockholders’ equity (deficit)	211,911	232,107
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$258,590	$280,186

SIGHT SCIENCES, INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Revenue	$14,881	$8,635
Cost of goods sold	3,033	2,301
Gross profit	11,848	6,334
Operating expenses:
Research and development	5,646	3,440
Selling, general and administrative	28,395	14,550
Total operating expenses	34,041	17,990
Loss from operations	(22,193)	(11,656)
Interest expense	(1,046)	(1,084)
Other (expense) income, net	(15)	552
Loss before income taxes	(23,254)	(12,188)
Provision for income taxes	9	52
Net loss and comprehensive loss	$(23,263)	$(12,240)
Net loss per share attributable to common stockholders, basic and diluted	$(0.49)	$(1.29)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	47,569,499	9,517,270